Exhibit 10.201


                                SEVENTH AMENDMENT
                                     TO THE
                                 CHARLES SCHWAB
                PROFIT SHARING AND EMPLOYEE STOCK OWNERSHIP PLAN


1. The name of the Plan shall be changed to The SchwabPlan Retirement Savings and Investment Plan.

2. The term defined in Section 2.23 shall be the "ESOP Entry Date," and the term "ESOP Entry Date" shall replace the term "ESOP/Profit Sharing Entry Date" wherever it appears in the Plan.

3. Effective as of January 1, 1999, the first paragraph of Section 2.26 is amended to read as follows:

         2.26 "Hours of Service" means hours during the applicable Computation Period in which an individual performs Service or is treated as performing Service and, except in the case of military service or as otherwise determined by the Committee, for which the Participant is directly or indirectly entitled to payment. Hours of Service shall be credited for the applicable period in which such Hours of Service accrue in accordance with Labor Department Regulation 29 CFR ss. 2530.200b-2(c), which regulation is incorporated herein by reference; provided that Hours of Service for reasons other than the performance of duties shall be credited in accordance with Labor Department Regulation 29 CFR ss. 2530.200b-2(b), which regulation is incorporated herein by reference.

4. Effective as of January 1, 1999, Section 2.47 is deleted.

5. Effective as of January 1, 1999, Subsection 3.1(b)(i) is amended to read as follows:

         (i) Elective Contributions, Matching Contributions and Qualified Nonelective Contributions on the first day of the fourth month following his or her commencement of Service (or, in the case of an Employee whose service commences on the first day of a month, the first day of the third month following his or her commencement of Service), provided that the Employee completes at least one Hour of Service in each such month; and

6. Effective as of January 1, 1999, Subsection 3.1(c) is amended to read as follows:

         An Employee who is eligible to become a Participant, but declines to participate in the Plan, may become a Participant at any time, as soon as administratively feasible following a request to participate.

7. Effective as of January 1, 1999, Section 3.3 is amended to read as follows:

         A Participant who has incurred a Total Break in Service and subsequently returns to Service shall be treated as a new Employee for all purposes of the Plan. In all other cases, a former Participant who returns to Service following a Break in Service shall again become a Participant as of the first date of such former Participant's return to Service, except that if such former Participant is not then an Employee, such former Participant shall again become a Participant as of the first day on which such former Participant again becomes an Employee.

8. The following Section 4.9 is added to Article IV:

         4.9 Profit Sharing Contributions. Notwithstanding anything to the contrary contained in the Plan, no Profit Sharing contributions shall be made to the Plan for Plan Years beginning after December 31, 1994. Effective as of October 1, 1998, all Profit Sharing balances of Participants shall be fully vested and shall be merged with Participants' Matching Contribution Accounts. Thereafter, no forfeitures of Profit Sharing Contributions shall occur, and all references in the Plan to Profit Sharing Subaccounts shall be deemed to refer to Matching Contribution Subaccounts.

9. Section 5.1(a) is amended to read as follows:

         5.1 (a) A Participant may elect to make Elective Contributions in any Plan Year by entering into a Salary Reduction Agreement with the Employer. Each Salary Reduction Agreement shall provide that a portion of the Participant's Compensation shall be paid through payroll deduction to the Trust Fund as an Elective Contribution pursuant to Section 4.1 rather than paid currently to the Participant. The Salary Reduction Agreement shall provide for Elective Contributions equal to any whole percentage between one percent (1%) and fifteen percent (15%) of a Participant's Compensation in any payroll period, not to exceed the limitation set forth in Section 402(g) of the Code (adjusted automatically for increases in accordance with the Regulations). Notwithstanding the foregoing provisions of this Section 5.1, the Committee may, but need not, adopt a procedure to enable Participants to make lump sum Elective Contributions under the Plan through payroll deductions. No Salary Reduction Agreement shall be effective unless the Participant has made an investment direction pursuant to
Section 8.3.

10. The first paragraph of Section 5.2 is amended to read as follows:

         5.2 Change or Suspension  of Salary  Reduction  Agreements.  Subject to
Section 5.1, a Participant may enter into or change his or her Salary Reduction Agreement at any time, effective as soon as practicable, in accordance with rules determined by the Committee. A Participant may also suspend his or her Salary Reduction Agreement at any time, in accordance with rules determined by the Committee. A Participant who suspends his or her Salary Reduction Agreement in accordance with this Section 5.2 may enter into a new Salary Reduction Agreement at any time, effective as soon as administratively feasible.

11. Effective as of January 1, 1998, Section 7.2(a) is amended to read as follows:

         (a) Subject to the provisions of Section 4, the ESOP Account maintained for each Participant will be credited as of the last day of each Plan Year with the Participant's allocable share of:

                  (i) Shares purchased using cash contributed by or on behalf of the Participating Employer employing such Participant (and any earnings on any cash contributions made prior to the last day of the Plan Year),

                  (ii)     Shares contributed directly to the Trust Fund;

                  (iii) Dividends paid to the Trust Fund during the Plan Year on any Shares that were purchased by the Purchasing Agent or contributed directly to the Trust Fund prior to the last day of the Plan Year; and

                  (iv) Shares  released  from the Suspense  Subfund  pursuant to
Section 7.3 and allocable to the contribution made by or on behalf of such Participating Employer pursuant to Section 7.4.

12. The first paragraph of Section 11.2 is amended to read as follows:

         Notwithstanding any other provision of the Plan to the contrary, (i) if a Participant has a Vested Interest in his or her Account with a value of $5,000 or less, it shall be distributed in one lump sum as soon as is administratively feasible following the last day of the calendar month in which such Participant's termination of employment occurs, and (ii) if a Participant has a Vested Interest in his or her Account with a value of more than $5,000, it shall not commence to be distributed without the consent of the Participant before the Participant's Normal Retirement Date.


13. Effective as of January 1, 1998, Section 13 is amended in its entirety to read as follows:

              SECTION 13. VOTING AND TENDER OR EXCHANGE RIGHTS

       13.1 Voting and Tender or Exchange of Shares in General. Except as otherwise required by the Act, the Code and the Regulations, all voting and tender or exchange rights of Shares held in Participants' Accounts shall be exercised by the Purchasing Agent only as directed by the Participants or their Beneficiaries or as otherwise provided in accordance with the provisions of this
Section 13.

       13.2       Voting of Allocated Shares.
                  (a) If any Participating Employer has a registration-type class of securities (as defined in Section 409(e)(4) of the Code or any successor statute thereto), then, with respect to all corporate matters submitted to shareholders, all Shares (including fractional interests in Shares) allocated and credited to the Accounts of Participants shall be voted in accordance with the directions of such Participants as given to the Purchasing Agent; provided that (i) with regard to Shares allocated to ESOP Accounts, allocated Shares for which no directions are received by the Purchasing Agent shall be voted in the same proportion as allocated Shares for which directions are received are voted pursuant to this Section 13.2, and (ii) Shares allocated to Accounts other than ESOP Accounts for which no directions are received by the Purchasing Agent shall not be voted.

       (b) If no Participating Employer has a registration-type class of securities (as defined in Section 409(e)(4) of the Code or any successor statute thereto), then, only with respect to corporate matters relating to a corporate merger or consolidation, recapitalization, reclassification, liquidation, dissolution, sale of substantially all assets of a trade or business, or such other similar transaction that Regulations require, all Shares allocated and credited to the Accounts of Participants shall be voted in accordance with the directions of such Participants as given to the Purchasing Agent; provided that
(i) with respect to Shares allocated to ESOP Accounts, allocated Shares for which no directions are received by the Purchasing Agent shall be voted in the same proportion as allocated Shares for which directions are received are voted pursuant to this Section 13.2, and (ii) Shares allocated to Accounts other than ESOP Accounts for which no directions are received by the Purchasing Agent shall not be voted.

       13.3 Mechanics of Voting Allocated Shares. If Participants are entitled under Section 13.2 to direct the vote with respect to allocated Shares, then, at least 30 days before each annual or special shareholders' meeting of the
Employer (or, if such schedule cannot be met, as early as practicable before such meeting), the Committee shall cause each Participant to be furnished with a copy of the proxy solicitation material sent generally to shareholders, together with a form requesting confidential instructions concerning the manner in which the Shares allocated to such Participant's Account are to be voted. Upon timely receipt of such instructions, the Purchasing Agent (after combining votes of fractional Shares to give effect to the greatest extent possible to Participants' instructions) shall vote the Shares as instructed. The instructions received by the Purchasing Agent from each Participant shall be held by the Purchasing Agent in strict confidence and shall not be divulged or released to any person, including, without limitation, any officers or Employees of any Participating Employer, or of any other Employer. The Trustee, the Employer, the Purchasing Agent and the Committee shall not make recommendations to Participants concerning whether to vote or how to vote.

       13.4 Voting of Unallocated Shares. With respect to unallocated Shares held in the Trust Fund, absent specific instructions from the Trustee or other fiduciary pursuant to the Trust Agreement, the Purchasing Agent shall vote such Shares in the same proportion as Shares are voted pursuant to Section 13.2; provided that the Purchasing Agent shall follow any directions of the Trustee or any other fiduciary authorized to instruct the Trustee with respect to the voting of such unallocated Shares under the Trust Agreement.

       13.5 Tender or Exchange of Allocated Shares. The Committee shall notify each Participant of each tender or exchange offer for the Shares and utilize its best efforts to distribute or cause to be distributed to each Participant in a timely manner all information distributed to shareholders of the Employer in connection with any such tender or exchange offer. Each Participant shall have the right from time to time with respect to the Shares allocated to the Participant's Account to instruct the Purchasing Agent in writing as to the manner in which to respond to any tender or exchange offer which shall be pending or which may be made in the future for all Shares or any portion thereof. A Participant's instructions shall remain in force until superseded by the Participant. The Purchasing Agent shall tender or exchange whole Shares only as and to the extent so instructed. If the Purchasing Agent does not receive instructions from a Participant regarding any tender or exchange offer for Shares, the Purchasing Agent shall have no discretion in such matter and shall not tender or exchange any such Shares in response thereto. For purposes of responding to such tender or exchange offers, each Participant shall be the "named fiduciary" with respect to such Shares allocated to his or her Account. Unless and until Shares are tendered or exchanged, the individual instructions received by the Purchasing Agent from Participants shall be held by the Purchasing Agent in strict confidence and shall not be divulged or released to any person, including, without limitation, any officers or Employees of any Participating Employer, or of any other Employer; provided, however, that the Purchasing Agent shall advise the Employer, at any time upon request, of the total number of Shares not subject to instructions to tender or exchange.

       13.6 Tender or Exchange of Unallocated Shares. Absent specific instructions from the Trustee or other fiduciary pursuant to the Trust Agreement, the Purchasing Agent shall tender unallocated Shares held in the Trust Fund in proportion to the ratio that (A) the number of Shares with respect to which Participant instructions in favor of the tender or exchange have been received bears to (b) the number of Shares with respect to which Participant instructions for or against the tender or exchange have been received; provided that the Purchasing Agent shall follow any directions of the Trustee or any other fiduciary authorized to instruct the Trustee with respect to the tender or exchange of unallocated Shares under the Trust Agreement.

       13.7 Voting of Deceased Participant's Shares. If this Section 13 applies to Shares allocated to the Account of a deceased Participant, such Participant's Beneficiary shall be entitled to direct the manner in which to respond to any tender or exchange offer as if such Beneficiary were the Participant.

14. Except as otherwise set forth specifically herein, this Amendment shall be effective as of October 1, 1998.